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                              FROST BROWN TODD LLC
                                 2200 PNC Center
                               201 E. Fifth Street
                           Cincinnati, Ohio 45202-4182
                                 (513) 651-6800
                            Facsimile (513) 651-6981
(513) 651-6800                www.frostbrowntodd.com              March 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: Cheviot Financial Corp.: Form S-8 Registration Statement Cheviot Savings Bank 401(k) Retirement Savings Plan

Gentlemen:

        We are counsel for Cheviot Financial Corp. (the "Company") which is named as the Registrant in a Registration Statement on Form S-8 that is being filed on or about March 25, 2004 with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 100,000 common shares, par value $0.01 per share (the "Common Shares"), of the Company, which shares are to be distributed pursuant to the Cheviot Savings Bank 401(k) Retirement Savings Plan (the "Plan").

        As counsel for the Company, we have participated in the preparation of the Registration Statement. In addition, we are generally familiar with the records and proceedings of the Company. Furthermore, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of corporate records or documents of the Company and such representations of officers of the Company as we have deemed appropriate.

        With respect to the Common Shares registered pursuant to such Registration Statement as filed and as it may be amended, it is our opinion that the Common Shares, when distributed pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion letter with the Commission as an Exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Frost Brown Todd LLC

                                                    Frost Brown Todd LLC


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